EXHIBIT 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Wendy’s Company, a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that in connection with the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2023 (the “Form 10-K”):

1.the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2024

/s/ Kirk Tanner
Kirk Tanner
President and Chief Executive Officer

Date: February 26, 2024

/s/ Gunther Plosch
Gunther Plosch
Chief Financial Officer